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EXHIBIT 10.1

DATED                   October 21, 1993






                      ALCOHOL SENSORS INTERNATIONAL, LTD.
                                    - AND -
                   DIGITAL VEHICLE SECURITY SYSTEMS LIMITED



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                        EXCLUSIVE DISTRIBUTOR AGREEMENT

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INDEX TO CLAUSES

1        Interpretation
2        Appointment of Distributor
3        Testing and Acceptance
4        Supply of the Products
5        Product Warranty and Returns
6        Product Recall and Epidemic Fault
7        Delivery and Liquidated Damages for Late Delivery
8        Price and Price Changes
9        Payment Terms
10       Marketing of the Products
11       Support and Training
12       Product and Service Information
13       After Sales Service and Spares
14       Continuity of Supply
15       Intellectual Property, Trade Marks & Logo
16       Warranties and Liability
17       Title and Risk
18       Confidentiality
19       Duration and Termination
20       Consequences of Termination
21       Force Majeure
22       Nature of Agreement
23       Dispute Resolution and Proper Law
24       Notices and Service
25       Notification
26       Data

Schedule 1   Products/Specifications
Schedule 2   Territory
Schedule 3   Trade marks
Schedule 4   Prices
Schedule 5   National Highway Traffic Safety Administration Docket
Schedule 6   Distributor's Equipment
Schedule 7   Purchase Order


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                        EXCLUSIVE DISTRIBUTOR AGREEMENT

Date:             October 21,       1993

Parties:

1 ALCOHOL SENSORS INTERNATIONAL, LTD., a corporation organised and existing under the laws of the State of New York having its principal place of business at 90 13th Ave. Ronkonkoma, New York 11779, United States ("THE OWNER").

2 DIGITAL VEHICLE SECURITY SYSTEMS LIMITED a company incorporated in England, the registered office of which is situated at Unit 1B Saxeway Business Centre, Chartridge Lane, Chesham, Buckinghamshire, HP5 2SH, England ("THE DISTRIBUTOR").

RECITALS

(A) The Owner owns all property, title, manufacturing, sales and marketing rights in a breath alcohol ignition interlock device ("BAIID") currently known as Sens-O-Lock and consisting of Series 1000, 2000 and 3000.

(B) The Distributor has considerable sales and marketing experience in the Territory and wishes to act as the Owner's exclusive distributor for BAIIDs therein.

Operative provisions:

1        INTERPRETATION

1.1      In this Agreement, unless the context otherwise requires:

"Agreement" means the terms hereinafter contained, the Purchaser Order and all Schedules.

"Approval Authority" means the appropriate department of H.M. Government or other body (or equivalent department or Organisation in any country which makes up the Territory) responsible for the granting for any type approval for the Products or any similar products or responsible for the establishment or testing criteria for any legally mandated Product or similar products.

"Associated Company" means any subsidiary for the time being of a party to this Agreement or the holding company of such party or any subsidiary of any such holding company; and the expressions "subsidiary" and "holding company" shall mean (respectively) the holding of more than 5O% of the share capital in a company or more than 5O% of the share capital of the company being held by another company.

"Customer" means the purchaser of a Product from the Distributor.

"Delivery Date" means the date for delivery of the Product to the Distributor as stated in the Purchaser Order.

"the Distributor" means Digital Vehicle Security Systems Limited.

"Distributor's Warehouse" means the warehouse at the Distributor's premises at Chesham or such other place as shall be notified in writing to the Owner.

"Effective Date" means October 21, 1993 and is the date on which this Agreement comes into force.

"Ex-Works" means delivery to Distributors carrier at 90 13th Ave. Ronkonkoma, New York 11779, United States.

"Final Customer" means the first end user of the Product.

"Force Majeure" means the occurrence of any of the following:

(i) Act of God, (ii) outbreak of hostilities, riot, civil disturbance, acts of terrorism, (iii) the act of any government or authority (including refusal or revocation of any licence or consent), (iv) fire, explosion, flood, fog or bad weather, (v) theft, malicious damage, strike, lockout or industrial action of any kind.

"Guarantee Period" means in relation to any Product the period of twelve months immediately following the installation of the Product to the Final Customer.


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"Intellectual Property" means any patent, copyright, registered/ unregistered design, trade mark, know-how or other industrial or intellectual property right subsisting in the Territory in respect of the Products, and applications for any of the foregoing and for the avoidance of doubt shall include semiconductor topography within the meaning of Section 2(l) of the Design Right (Semiconductor Topographies) Regulations 1989.

"Invoice Value" means the sums invoiced by the Owner to the Distributor in respect of any Products, less any value added tax (or other taxes, duties or levies) and any amounts for transport or insurance included in the invoice.

"Material Change Of Ownership" means:

(a) any disposition of not less than 30% in nominal value of the equity share capital of the Owner by a single transaction or series of related transactions, or

(b) in relation to the Owner which is a subsidiary of another, any disposition of more than 50% in nominal value of the equity share capital of the Owner or such portion of the equity share capital conferring on that other company the right to control the composition of the board of directors/officers of the Owner by a single transaction or series of transactions, or


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(c) in relation to the disposition of the business and assets of the Owner, the transfer of a substantial proportion of the business and assets of the Owner relevant to the Owner's performance of its part of this Agreement.

"Products" means such of the products listed in Schedule 1 as are at the date of this Agreement in the range of BAIID products manufactured by or for the Owner or sold by the Owner and all future developments thereof and any similar or competing products and such other BAIID products as may from time to time be agreed in writing by the parties.

"the Product Specification" means the Product description, specification, date and drawings attached hereto as Schedule 1.

"the Purchase Order" means the Purchase Order for Products issued by the Distributor to the Owner as detailed in Schedule 7.

"Restricted Information" means any information which is disclosed by either party to the other pursuant to or in connection with this Agreement (whether orally or in writing, and whether or not such information is expressly stated to be confidential or marked as such).

"Technical Information" means in relation to the Products any methods, techniques, discoveries, inventions (whether patentable or not), formulae, formulations technical and product specifications, equipment descriptions, plans, layouts, drawings, computer programs, assembly, quality control, installation and operating procedures, operating manuals, technical and marketing information, designs, data know-how and other information.

"Territory" means the countries listed in Schedule 2.

"Trade Marks" means:

(a) the trade marks registered in the name of the Owner of which particulars are given in Schedule 3; and

(b) such other trade marks as are used by the Owner on or in relation to the Products at any time during this Agreement.

"Year Of This Agreement" means the period of 12 months from the date of this Agreement and each subsequent consecutive 12 month period of this Agreement.

1.2 Any reference in this Agreement to "writing" or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

1.3 Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation.

2        APPOINTMENT OF DISTRIBUTOR

2.1 The Owner hereby appoints the Distributor as its exclusive distributor for the resale of the Products in the Territory as per
         Schedule 2, and the Distributor agrees to act in that capacity, subject to the terms and conditions of this Agreement.

2.2      Subject as provided in Clause 2.6, the Owner shall not:

         2.2.1 appoint any other person, firm or company in the Territory as a distributor or agent for the Products; or

         2.2.2 supply to any other person, firm or company in the Territory any of the Products.

2.3 The Distributor shall be entitled to describe itself as the Owner's "Exclusive Distributor" for the Products, but shall not hold itself out as the Owner's agent for sales of the Products or as being entitled to bind the Owner in any way.

         During the term of this Agreement the Distributor shall not manufacture or distribute any products which compete directly with the Products.

2.4 The Distributor shall be entitled to sell any of the Products which it purchases from the Owner through sales agent(s) or sub distributors).

2.5      This Agreement shall entitle the Distributor to:

         2.5.1 the same priority of supply in relation to the Products as that afforded to the Owner's other exclusive distributors; and

         2.5.2 be indemnified by the Owner against all reasonable and foreseeable losses or costs suffered by the Distributor, or any sales agent or sub distributor appointed by the Distributor, if any of the Products are sold in or supplied to the Territory by ASI or any Reseller appointed by ASI. In the case of sales made by ASI Resellers, ASI shall be allowed 30 days to rectify the situation; and


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         2.5.3      10% of the invoice value of any Product which is sold
                    outside the Territory by the Owner, or any vendor appointed by the Owner, for delivery in the Territory (providing such sales have been influenced by the sales or marketing efforts of the Distributor and/or the Distributor has agreed to support such Product); and

         2.5.4 sell the Product either inside or outside the Territory as in Schedule 2 for delivery outside the Territory without accounting to the Owner or any vendor appointed by the Owner for such sales or income PROVIDED THAT the Distributor shall not be entitled to actively seek customers outside the Territory.

2.6 The Owner hereby agrees to offer to the Distributor on the same terms as those of this Agreement any future updates, improvements or further series in or of the design of the Product which may be developed sold or licensed by the Owner, and at the Distributor's request, to introduce any of the same into the Products by amending the Product Specification and, where appropriate, the product price.

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2.7      in the event that the Owner at the Distributor's request agrees to undertake product development at the expense of and/or for the exclusive use of the Distributor then the parties will enter into bona fide negotiations to conclude a development agreement on terms to be agreed. The supply of all products to the Distributor by the Owner in accordance with a product specification arising from such a development agreement will be subject to the terms of this Agreement, and otherwise as agreed between the parties.

3        TESTING AND ACCEPTANCE

3.1 The Owner shall carry out all necessary testing to ensure that the Product complies with National Highway Traffic Safety Administration ("NHTSA") published requirements . The Owner shall certify prior to delivery that each Product meets the relevant requirements.

3.2 Acceptance of the Products shall not take place until the Distributor receives the manufacturers certificate of conformity referred to in Clause 3.1 above.

4        SUPPLY OF THE PRODUCTS

4.1 The Owner shall use its best endeavours to supply the Products to the Distributor in accordance with the Purchase Orders.

4.2 The Owner shall continue the manufacture, or subcontract such manufacture, of all or any of the Products throughout the term of this Agreement and shall not be entitled to make any alterations to the specifications of the Products (including but not limited to the technical specifications, size, shape or colour of the Products) without prior consultation with the Distributor and the giving of 90 days prior written notice to the Distributor.

4.3 Any material and substantial default by the Owner in relation to any Purchase order (and providing such default is not cured within 45 days) shall entitle the Distributor to treat this Agreement as terminated.

4.4 The Distributor shall, in respect of each Purchase Order be responsible for:

         4.4.1      ensuring the accuracy of the Purchase Order; and

         4.4.2 providing the Owner with any information which is necessary in order to enable the Owner to fulfil any special and reasonable requirements of the Distributor and for the Owner to comply with all labelling, marketing and other applicable legal requirements in the Territory; and

         4.4.3 obtaining any necessary import licences, certificates or origin or other requisite documents, and paying all applicable customs, duties and taxes in respect of the importation of the Products into the Territory and their resale in the Territory.

4.5 The Owner warrants it can supply 20,000 (TWENTY THOUSAND) Products per month.

         The Distributor agrees to provide the Owner with a "120 day rolling forecast" of the Distributor's best estimates of their Product needs.

         The Distributor shall acknowledge that said forecast is in fact a valid purchase order tendered to the Owner by the Distributor, and the Owner shall so notify the Distributor of its acceptance of said purchase order in writing. The Owner and the Distributor further agree that said forecast can be increased or decreased without penalty by a mutually agreeable percentage, estimated to be 10% of the total order placed. The Distributor shall so inform the Owner of said adjustment in volume(s) on a best efforts basis within 61 or more days prior to shipment. Necessary cost adjustments shall be identified, and where mutually agreeable, made.

         After the expiry of the 12 month period following the Effective Date the Distributor shall supply to the Owner estimates of its purchases for the Territory for the following 6 months. The Owner recognises that because of the uniqueness of the Products, the lack of a mandated market and the need for the Distributor to create a market the figures supplied can only be estimates although the Distributor will use reasonable efforts to ensure that such figures are accurate.

4.6 Immediately upon receipt of each Purchase Order the Owner shall inform the Distributor in writing and unless the Distributor is notified in writing to the contrary within 7 days of receipt of any Purchase Order the Owner shall be deemed to have accepted the same. The Owner shall use best endeavours to meet the delivery date(s) specified in the Distributor's Purchase Order and time of delivery shall be of the essence and accordingly the Owner shall indemnify the Distributor against any losses or costs the Distributor may suffer as a result of any delay in delivery. The relevant cost shall be limited to the late delivery provisions set out in the letter of credit for the late order.

4.7 The title to any consignment of the Products shall pass to the Distributor upon delivery as long as full payment has been made to the Owner.

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4.8      Risk of loss of or damage to any consignment of the Products shall pass to the Distributor from the time of delivery Ex-Works.

4.9 The Owner shall supply to the Distributor (at no cost to the Distributor) on or before 18th October 1993 12 (TWELVE) fully working pre-production devices. However, the Distributor understands that these devices will not have data logging capability and do not meet NHTSA guidelines for such devices.

4.10 The Owner will design, develop, produce, test to NHTSA standards and deliver the Products to the Distributor in accordance with this Agreement.

4.11 The Owner shall be deemed to have taken all necessary actions, to have examined the Product Specification and to have carried out all other work necessary to have satisfied itself with regard to the requirements of this Agreement and the Distributor, and the feasibility of manufacture of the Product.

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4.12     The Owner shall not be entitled to make any claim against the
         Distributor for additional payments in respect of any liability, costs and/or expenses arising out of any failure by the Owner to acquaint itself thoroughly with details of the Products or of their intended working conditions and requirements.

4.13 It is a condition of this Agreement that each Product shall on delivery conform in all respects to the Product Specification, be of merchantable quality, fit for the purpose for which it is supplied, and manufactured with sound materials and workmanship and free from defects all in accordance with the NHTSA guidelines as referenced in Clause 6.2.

4.14 The Owner acknowledges and agrees to support and share equally the costs incurred in obtaining any necessary approval from any relevant Approval Authority for any BAIID products. The parties agree to verify costs with appropriate and acceptable documentation.

4.15     The Owner undertakes and warrants that:

         4.15.1 All of the Products to be delivered by the Owner shall comply with the NHTSA safety guidelines and all other relevant safety requirements, standards and regulations issued by the relevant Approval Authority and applicable to the Products at the date of delivery.

         4.15.2 The Owner shall carry out all testing, examining of the Products to eliminate any risk to health or safety resulting from use of the Products or any part thereof for the purpose for which they are designed.

         4.15.3 Where conditions exist (which the Owner is or should reasonably be aware of) under which the Product use will or may give risk to health and safety, the Owner shall bring such conditions to the attention of the Distributor in writing and the Owner will provide free of cost to the Distributor adequate information about such conditions and the safeguards which should be observed to ensure that the Products can be used and subsequently be disposed of safely and without risk to health and safety.

4.16 The Distributor warrants that it is capable of achieving sales equivalent to 1% of the number of passenger vehicles registered in the Territory during the 24 month period following the commencement of regular supplies of the Products.

4.17 The Owner shall effect and maintain written or computer records to provide a permanent record of:

         4.17.1 Product batch identity by indelibly stamping month and year of manufacture onto the Product's outer cases to provided a capability to trace the place and date of Product manufacture and delivery to the Distributor.

         4.17.2 Changes in manufacture method, equipment, materials or personnel that may affect the appearance, performance, quality or reliability of the Products.

5        PRODUCT WARRANTY AND RETURNS

5.1 The Owner warrants, exclusively and without limitation to Distributor, with respect to production and manufacturing and warranty of quality and reliability of the Products that all Products supplied hereunder will be free of all defects in material and workmanship and will perform in accordance with the Owner's published specifications and expectations and the Specification for the Guarantee Period.

5.2 The Distributor's remedy, for breach of this warranty shall include, and be limited to the repair or replacement of any Products found to be defective. In all cases, Owner's liability under this warranty is subject to the following conditions:

         5.2.1 The Distributor will direct its Customers to return faulty Product to the Distributor's Warehouse. Products that Distributor considers to be defective shall be returned at Distributor's expense to Owner's designated facility for examination and testing. The Owner will reimburse Distributor for said costs provided Owner's testing and examination discloses a manufacturing defect. Such Product shall be despatched in consolidated monthly shipments.

         5.2.2 The Owner shall not be liable under this warranty if its testing and examination disclose that the Products have been modified or altered in any material manner after shipment by Owner;

         5.2.3 The Owner shall not be liable under this warranty if its testing and examination disclose that the alleged defect in the Products does not exist or was caused by the Distributor's or any third person's misuse, neglect, improper installation or testing, unauthorized attempts to repair, or any other cause beyond the range of their intended use, including Acts of God;


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         5.2.4      The Owner shall not be liable under any warranty under
                    this agreement with respect to any Products that are not returned in their original shipping container or a functionally equivalent container, or that have not been packaged for return shipment in the exact manner described in the instructions set forth in the applicable user manual; and

         5.2.5 If the Owner's testing and examination do not disclose a defect warranted under this agreement then in that event the Distributor shall not be entitled to any credits or reimbursement and shall dispose of devices in accordance with Owner's instructions.

5.3 The Owner will inspect all such returned Product and maintain and provide, following any request from the Distributor, comprehensive records of fault analysis data. The Owner will either replace with new Products or repair and refurbish the rejected Product to a reconditioned state by replacement of the styled outer case and carton and any component parts as necessary to ensure the operation in full conformity to the Product Specifications. Such repaired and refurbished Product shall be subject to the terms of this Agreement (including but not limited to the Guarantee Period).

5.4 The Owner and Distributor agree that their technical representatives will meet at least once every three months to review overall warranty return levels and the proportion of faults which can be reasonably attributable to defective manufacture.

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5.5      The Distributor and the Owner agree to work together to improve
         Product documentation in Purchase Order to reduce unnecessary Customer rejects.

6        PRODUCT RECALL AND EPIDEMIC FAULT

6.1 If any of the Products manufactured by the Owner are found to have a critical defect (for example failure attributable to manufacturing or not meeting safety requirements) the Distributor shall advise the Owner as to whether it is necessary to undertake a Product recall programme. The Distributor as agent for the Owner (and the Owner hereby irrevocably appoints the Distributor as its agent for such purposes) shall carry out the Product recall programme and the Owner shall be solely responsible for all costs incurred by the Distributor in the course of undertaking such programme including, but not limited to all reasonable labour, material, travelling time, transport, inspection, advertising, printing, mailing and administrative costs in connection therewith. Such costs shall be paid by the Owner to the Distributor on receipt of any written demand from the Distributor and the Owner shall also pay any payments on account reasonably requested by the Distributor. The Distributor shall at all times properly, reasonably and diligently act to protect the Owner's best interests and to ensure that all costs are kept to a minimum level.

6.2 Where more than three successive delivery consignments of the Product are rejected by the Distributor for the same reason or where the Distributor's service indicates a defect rate in excess of eight per cent (8%) during the first 12 months of this Agreement (and thereafter four per cent (4%) of the delivered quantity during the Guarantee Period, the Owner may be required by written notice by the Distributor to suspend production of the Products and not to deliver any Products already produced and ready for delivery.

6.3 In the event of such suspended manufacture being required all stocks of the Products finished and work in progress held by the Owner shall be quarantined pending reinspection by the Distributor according to any inspection procedure mutually agreed between the Owner and the Distributor. The Owner shall remove and replace any stocks of Products held by the Distributor or Customers with known good batches, or adopt such other arrangements as may be mutually agreed with the Distributor.

6.4 The Owner shall not, without prior written consent of the Distributor, recommence manufacture or delivery of Products following suspension of production pursuant to this Clause 6.

7        DELIVERY AND LIQUIDATED DAMAGES FOR LATE DELIVERY

7.1 Products ordered by the Distributor shall be delivered by the Owner on an Ex-works basis to the Distributor's carrier.

7.2 The Owner shall give the Distributor not less than five (5) working days notice of the readiness of each despatch for collection.

7.3 The Owner agrees that under this Agreement time is of the essence for delivery of the Products by the delivery date specified in the Purchase Order. In the event of any stoppage or delay in delivery, the Owner will take all reasonable steps to overcome the stoppage or delay and will inform the Distributor in writing immediately should any stoppage or delay occur, the likely period of such stoppage or delay, and when either ceases.

7.4 Subject to Clause 21 or provided that the Distributor does not request a delay in delivery of the Products, if the Owner fails to meet the delivery dates specified in the Distributor's Purchase Order or any revised delivery dates agreed in writing, and if the Distributor shall not exercise its right under this Agreement to reject the Products so delivered late, then, provided that the Distributor shall have notified the Owner of the late delivery within 10 days of the due date for delivery, the Owner shall pay to the Distributor as and by way of liquidated damages in respect of such late delivery an amount equal to one per cent (1%) of the Invoice Value of all of the Products which the Owner is late in delivering, for each complete week or part of a week between the Distributor's required delivery date and the actual delivery date of the Product. The liquidated damages due under this Clause may be satisfied (at the absolute discretion of the Distributor) by the free issue of Products (as may be specified by the Distributor) equivalent in value to the amount of the liquidated damages which would otherwise have been payable.

7.5 The Owner shall at its own expense maintain stocks of production materials and components for the Products of an amount equivalent to two month's forward Purchase Orders for the Products from time to time.

7.6 Notwithstanding the provisions of Clauses 7.3 and 7.4 in the event of there being three (3) consecutive late deliveries of consignments of Products the Distributor shall have the right to cancel any outstanding Purchase Order without further obligation on the part of the Distributor to accept delivery and pay for, the whole or any part of any unexecuted part of any Purchase Order.

7.7 Rejection of the Products for late delivery as aforesaid shall in no way relieve either party from any other obligation under this Agreement.

7.8 In the event of any delay in delivery as aforesaid, the Owner shall use its best endeavours to overcome the reasons for such delay and shall keep the Distributor fully informed of such reasons and the likelihood of such delay continuing.

7.9 All the above terms shall be incorporated into any letter of credit issued in accordance with Clause 9.

8        PRICE AND PRICE CHANGES

8.1 The price of the Product at the commencement of this Agreement shall be as shown in the Purchase Order and Schedule 4 and shall be Ex-Works. The Owner and the Distributor shall negotiate for new or developed Product and such price shall be reasonable and, if appropriate, be competitive with or relate to the Prices.

8.2 The Owner shall give the Distributor not less than 3 month's notice in writing of any alteration in such list prices, and the prices as so altered shall apply to all Products ordered on and after the applicable date of the increase. Any increase shall not exceed more than 2.0% of the then current price for the Product.

8.3 All prices for the Products are exclusive of any applicable United States value added or any other sales tax, for which the Owner shall be additionally liable.

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8.4      The Products shall be packed and sent by the method of transport designated by the Distributor's Purchase Order in accordance with the packing and transport requirements contained in the Product Specification.

8.5      The price of the product shall be inclusive of packing.

8.6 The price for any additional types of the BAIID Products introduced by the Owner that may subsequently be agreed to be included in the Product Specification shall first be discussed and agreed between the parties and confirmed in writing as an amendment to this Agreement notwithstanding Clause 8.2.

8.7 In the event that during the period of this Agreement the Owner is unable to supply at competitive prices and/or where falling market selling prices are experienced by the Distributor then both parties agree to consult on remedial action and future life of the Product.

8.8 All payments shall be made by the Distributor in sterling by transfer to such bank account as the Owner may from time to time notify in writing to the Distributor. The conversion rate for sterling shall be deemed to be in accordance with the daily published rate in the Wall Street Journal.

9        PAYMENT TERMS

9.1 The Distributor shall provide concurrent with its purchase order, of the type and kind set out in Schedule 7, and 120 days prior to delivery a letter of credit that shall be irrevocable, divisible, assignable, and transferable upon delivery of the Products Ex-Works.

9.2 Any payment made shall be without prejudice to the Distributor's rights under this Agreement and shall not relieve the Owner from any of its other obligations.

9.3 The Distributor shall be entitled to offset amounts due by it to the Owner with amounts due by the Owner to the Distributor or to any of its Associated Companies.

10       MARKETING OF THE PRODUCTS

10.1 The Distributor shall diligently promote the sale of the Products throughout the Territory and, subject to compliance by the Owner of its obligations under Clause 4.1, to satisfy market demand therefor.

10.2 The Distributor shall be entitled to promote and market the Products in the Territory in such manner as it may think fit, and in particular shall be entitled to resell the Products to its customers at such prices as it may determine

11       SUPPORT AND TRAINING

11.1 The Owner shall provide samples of brochures and advertising material it may have in order to assist the Distributor in its development and printing or manufacture of marketing and promotion materials, cost of such materials shall be borne solely by the Distributor. In all instances Distributor shall be solely responsible for such materials without limitation used by or otherwise consumed by its organization including but not limited to its dealers within the territory. Owner may appoint a company to assist and/or develop point of purchase products, systems or processes to increase awareness and aid in training with regard to use and operation of the Products. The Owner shall endeavour to answer as soon as possible any technical enquiries concerning the Products which are made by the Distributor or its customers.

11.2     During the first Year of this Agreement;

         11.2.1 the Owner shall make available to the Distributor (at any such time as may be mutually agreed and for a period not exceeding 7 working days) the services of a suitably qualified employee of the Owner to assist the Distributor in the technical support of the Products; and

         11.2.2 the Distributor shall be entitled to send to the Owner's premises (at such time as may be agreed and for a period not exceeding 7 working days) up to 6 suitably qualified employees of the Distributor for training by the Owner in matters relating to the Products and their marketing.

11.3     The services to be provided by the Owner pursuant to Clauses 11.1 and
         11.2 shall be free of charge, but the Distributor shall remain liable for all salaries and other employment costs of, and all travelling, accommodation and other expenses incurred, by employees of the Distributor who are sent to the Owner's premises.

11.4 In any case where employees of either party visit the premises of the other for the purposes of this Agreement, the first mentioned party shall:

         11.4.1 procure that each such employee complies with all security, safety and other regulations which apply to or are in force at the other party's premises; and

         11.4.2 indemnify the other party against any direct damage to property of the other party which is caused by any act or omission of any such employee at the other party's premises.

11.5 The Owner shall provide similar support and training for developments of the Product and any other BAIID product made the subject of this Agreement. The period, location, extent and type of such training shall be as agreed and recorded by both parties in writing.

11.6 The Distributor shall be solely responsible for the purchase of the necessary equipment as defined in Schedule 6 in order to fulfil its obligations under this Agreement.

12       PRODUCT AND SERVICE INFORMATION

12.1 The Owner agrees to supply the Distributor with the following information to enable the Distributor to service the Product and amend documents and manuals as maybe required:

         12.1.1 Service manual and service information, including photo positive/negatives of all technical diagrams and photographs.

         12.1.2 Such other information or data which the Distributor may reasonably require to market and service the Products.

         12.1.3     Software information and schematics.

13       AFTER SALES SERVICE AND SPARES

         Spares Availability

13.1 For the purpose of the provision of an after sales service and spares resource, the Owner undertakes:

         13.1.1 to the extent they are available to maintain the availability of equipment, components, tools, jigs and fixtures or equivalent components, for use in the service and maintenance of the Products for a period of seven (7) years from the date of supply of the last Product to the Distributor.

         13.1.2 with best efforts to expedite delivery of spares for the Products and to maintain adequate stocks and facilities for marketing and distributing the same.

         13.1.3 to maintain the availability of drawings and design data of the Products to enable spares to be specified and manufactured.

         13.1.4 to maintain during the service life of the Products service documentation and manuals, including comprehensive parts lists and other such information and data which may reasonably be necessary to service and maintain Products.

13.2 The Owner shall without charge to the Distributor, provide to the Distributor in respect of each of the Products purchased by the Distributor pursuant to the Agreement, the first 20 copies of the technical service documentation.

14       CONTINUITY OF SUPPLY

14.1 To enable the Distributor to have a continuous source of supply of the Products, it is agreed that in the event that:

         14.1.1 the Owner intends to cease or ceases the manufacture or supply of the Products, whether or not in breach of its obligations under this Agreement; or

         14.1.2 there is a Material Change of Ownership of the Owner (and providing the Distributor can demonstrate to the reasonable satisfaction of the Owner that the Distributor's commercial interests have been adversely affected); or

         14.1.3 any of the events described in Clauses 19.2 and 19.3 occur in relation to the Owner; or

         14.1.4 the Owner fails to meet its obligations under this Agreement consistently to supply Products in compliance with the Product Specification or to supply the Products on the required delivery dates;

         then, and notwithstanding any other right of action which the Distributor may have or may have exercised under this Agreement, the Distributor shall have the right to exercise any or all of the rights contained in Clause 14.2.

14.2 Subject to the payment by the Distributor of a mutually agreed royalty the Distributor shall be entitled to exercise the following rights:

         14.2.1 The right to use the Technical Information of the Owner at its own cost to provide the Distributor with such copies of the Technical Information as may reasonably be necessary for the purposes of enabling the Distributor to manufacture or have manufactured and supply the Products.

         14.2.2 The right to have a licence under the Owner's Intellectual Property to manufacture, have manufactured and supply the Products.

         14.2.3 The right to require the Owner at the Owner's cost to procure for the Distributor the right to use any Technical Information of any other person and a licence under any Intellectual Property, titled to which rests in such other person, and in respect of which and to the extent that the Owner has been granted rights and licences, for the purposes of enabling the Distributor to manufacture, have manufactured and to supply the Products.

15       INTELLECTUAL PROPERTY, TRADE MARKS & LOGO

15.1 The Owner hereby authorises the Distributor to register as the Owner of the Trade Marks in the Territory and to use the Trade Marks on or in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement and the Owner shall not so authorise any other person, firm or company without the prior written consent of the Distributor

15.2 The Distributor shall be entitled with the permission of the Owner to make any modifications to the Product's packaging (such modifications to be the property of the Distributor and such permission not to be unreasonably withheld).

15.3 The Distributor shall, at the expense of the Owner, take all such steps as the Owner may reasonably require to assist the Owner in maintaining the validity and enforceability of the Intellectual Property of the Owner during the term of this Agreement.

15.4 The Distributor shall promptly and fully notify the Owner of any actual or threatened infringement in or outside the Territory of any Intellectual Property of the Owner which comes to the Distributor's notice, and of any claim by any third party so coming to its notice that the importation of the Products into the Territory, or their sale therein, infringes any rights of any other person, and the Distributor shall at the request and expenses of the Owner do all such things as may be reasonably required to assist the Owner in taking or resisting any proceedings in relation to any such infringement or claim.

16       WARRANTIES AND LIABILITY

16.1     Subject as herein provided the Owner warrants to the Distributor that:

         16.1.1 it owns all the Intellectual Property and all other proprietary rights in the Products and that the Owner has full right and authority to grant the rights given to the Distributor under the terms of this Agreement; and

         16.1.2 the Trade Marks of which registration particulars are given in Schedule 3 are registered in the name of the Owner and that it has disclosed to the Distributor all trade marks and trade names used by the Owner in relation to the Products at the date of this Agreement; and

         16.1.3 there are no third party rights in the Territory which would or might render the sale of the Products, or the use of any of the Trade Marks on or in relation to the Products, unlawful.

16.2 The Owner shall indemnify the Distributor against any and all losses or costs incurred by the Distributor in the event of any breach of the Owner's warranty in Clause 16.1.1 or any other warranty given by the Owner in this Agreement.

16.3 The Owner shall indemnify the Distributor against product liability, claims for loss or damage to property or injury or death to persons arising from or caused by any manufacturing defect in any of the Products.

16.4 The Owner shall be liable to the Distributor by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement, for any foreseeable consequential loss or damage (whether for loss of profit or economic loss) arising out of or in connection with any act or omission of the Owner relating to the manufacture or supply of the Products.

16.5 The Owner shall, at its own expense, defend any suit brought against the Distributor in so far as based upon a claim that any of the Products in the form as supplied by the Owner hereunder directly infringes any Intellectual Property of any other person and shall indemnify the Distributor against any final award of damages and costs in such suit. This indemnity is conditional upon the Distributor giving the Owner notice in writing as soon as possible of any suit for infringement, full authority at the Owner's option to settle or conduct the defence thereof and such reasonable assistance at the cost of the Owner in the said defence. In the event that the Products supplied hereunder by the Owner in the form as specified above are in such suit held to constitute infringement and their use is prohibited, the Owner shall, at its own expense either procure for the Distributor the right to continue their use or shall replace within a reasonable time period the infringing products by non-infringing Products and such replacement Products shall comply with any conditions issued by any Approval Authority at that time. In the event that the Owner is unable, after using its best endeavours to do so, to procure such right or replace such Products as aforesaid, the Owner shall against return of such Products grant the Distributor a credit or refund for the price paid by him thereof (at the sole discretion of the Distributor) for the Invoice value.

16.7 The Distributor shall take all reasonable measures to ensure that its contractors, subcontractors, agents, assigns, dealers, representatives or any other third party appointed by the Distributor ("Resellers") properly and diligently carry out their responsibilities (such measures to include but not be limited to Reseller agreements which contain back to back provisions relating to the terms of this Agreement) and the Distributor shall cooperate in any reasonable action which the Owner might wish to take against such Resellers for any breach of such agreements.

         Neither the Owner nor the Distributor shall be responsible for any acts or omissions of the Resellers.

         The Distributor shall indemnify the Owner against any foreseeable costs or expenses incurred by the Owner as a direct result of any breach by the Distributor of the terms of this Agreement.

17       TITLE AND RISK

17.1 Acceptance of the Products shall not take place until the receipt by the Distributor of the certification referred to in Clause 3.1.

17.2 Title in the Products shall pass to the Distributor on delivery Ex-works the Owner.

17.3 If the Distributor goes into liquidation, other than for the purposes of reconstruction or amalgamation, the property in the Products, for which payment has not been made by the Distributor, shall revert to the Owner.

17.4 The Owner shall be responsible for the safety and protection of any materials or other property of the Distributor which may be issued to the Owner in connection with this Agreement and shall indemnify the Distributor against loss or damage thereto. The Distributor shall be similarly liable for Owner's property issued to the Distributor.

17.5 The Owner shall clearly mark all such items so delivered as the property of the Distributor, store them separately and shall submit stock returns thereof as and when requested by the Distributor. The Distributor shall be similarly liable for Owner's property issued to the Distributor.

18       CONFIDENTIALITY

18.1 Except as provided by Clauses 18.2 and 18.3 both parties shall at all times during the continuance of this Agreement and after its termination:

         18.1.1 use their best endeavours to keep all Restricted Information confidential and accordingly not to disclose any Restricted Information to any other person; and

         18.1.2 not use any Restricted Information for any purpose other than the performance of the obligations under this Agreement.

18.2     Any Restricted Information may be disclosed by either party to:

         18.2.1     any customers or prospective customers;

         18.2.2     any governmental or other authority or regulatory body; or

         18.2.3 any employees of the Distributor or the Owner or of any of the aforementioned persons on a need to know basis,

         to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to the parties using their best endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

18.3 Any Restricted Information (or only part thereof if all the Restricted Information is not needed) may be used by either party for any purpose, or disclosed by either party to any other person, to the extent only that:

         18.3.1 it is at the date hereof, or hereafter becomes, public knowledge through no fault of either party (provided that in doing so neither party shall disclose any Restricted Information which is not public knowledge); or

         18.3.2 it can be shown by the receiving party, to the reasonable satisfaction of the other, to have been known to it prior to it being disclosed.

19       DURATION AND TERMINATION

19.1 This Agreement shall come into force on the Effective Date and, subject as provided in Clauses 19.2 and 19.3, shall continue in force for a fixed term of 5 years and thereafter unless or until terminated by either party giving to the other not less than 12 months' notice expiring on or at any times after the end of that period. SAVE THAT if during the initial 5 year term any or all of the Products have become mandated, or that substantial or material evidence can be produced by the Distributor to show that any or all of the Products are in the process of becoming mandated in any of the countries which make up the Territory or if the Distributor achieves sales equivalent to 1% of the number of passenger vehicles registered in the Territory, this Agreement shall be automatically renewed on the same terms as those specified in this Agreement for a further 5 years following the expiry of the initial 5 year term.

         The Distributor warrants that it has the resources and wherewith all to properly and effectively sell in the Territory consistently with this Agreement.

19.2     The Distributor shall be entitled to terminate this Agreement:

         19.2.1     if the Owner is in breach of Clause 4.9; or

         19.2.2 by giving not less than 90 days written notice to the Owner (and providing the Distributor can demonstrate to the reasonable satisfaction of the Owner that the Distributor's commercial interests have been adversely affected) if:

                    (a)  there is at any times a Material Change of Ownership;
                         or

                    (b) the Owner at any time sells, licences, assigns or in any way deals with the Intellectual Property; or

                    (c)  if the Owner changes the manufacturer of the Products.

         In addition to the above rights of termination the Distributor may claim liquidated damages from the Owner limited to a maximum sum of (pound)250,000 (TWO HUNDRED AND FIFTY THOUSAND POUNDS) PROVIDED THAT the Distributor can show that deliberate steps have been taken to damage the Distributor's commercial interests and as a result of such steps damage has in fact been suffered by the Distributor.

19.3 Either party shall be entitled forthwith to terminate this Agreement by written notice to the other if:

         19.3.1 that other party commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of written notice giving full particulars of the breach and requiring it to be remedied;

         19.3.2 if the other shall convene a meeting of its creditors or if a proposal shall be made for a voluntary arrangement within Part 1 of the Insolvency Act 1986 or a proposal for any other composition, scheme or arrangement with (or assignment for the benefit of)its creditors or it the other shall be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or if a trustee, receiver, administrative receiver or similar officer is appointed in respect of all or any part of the business or assets of the other party or if a petition is presented or a meeting is convened for the purpose of considering a resolution or other steps are taken for a the winding up of the other party or for the making of an administration Purchase Order (otherwise than for the purpose of an amalgamation reconstruction);

         19.3.3 anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other party; or

         19.3.4 that other party ceases, or threatens to cease, to carry on business.

19.4 Any waiver by either party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

19.5 The rights to terminate this Agreement given by this Clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

20       CONSEQUENCES OF TERMINATION

20.1 Upon the termination of this Agreement due to the default of either party:

         20.1.1 the Owner shall be obliged (if so requested by the Distributor) to repurchase from the Distributor all or part of any stocks of the Products then held by the Distributor at their Invoice Value ; provided that:

                    (a) the Owner shall be responsible for arranging and for the cost of, transport and insurance; and

                    (b) the Distributor may sell stocks for which it has accepted Purchase orders from customers prior to the date of termination, or in respect of which the Owner does not repurchase within 30 days after the date of any request from the Distributor (such sale shall be without prejudice to the Distributor claiming from the Owner the price stated in Clause 20.1.1) and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

         20.1.2 the Distributor shall at the Owner's expense within 30 days send to the Owner or otherwise dispose of in accordance with the directions of the Owner all samples of the Products and any advertising, promotional or sales material relating to the Products and produced by the Owner then in the possession of the Distributor;

         20.1.3 outstanding unpaid invoices rendered by the Owner in respect of the Products shall be payable subject to the agreed payment terms as shall those invoices in respect of Products delivered;

         20.1.4 the Distributor shall cease or to make any use of the Trade Marks other than for the purpose of selling stock the Owner has not repurchased;

         20.1.5 the Distributor shall be entitled (subject to termination taking place due to the fault of the Owner) to receive a payment from the Owner for compensation for loss of distribution rights, loss of goodwill or any similar loss the amount of such payment shall be the equivalent to the Invoice Value of all Purchase Orders for the 12 month period prior to termination or (pound)250,000 (TWO HUNDRED AND FIFTY THOUSAND POUNDS) (whichever is the greater sum). This payment shall be made immediately following receipt of a written demand from the Distributor;

         20.1.6 subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

20.2 Notwithstanding termination of this Agreement, Clauses 5, 6, 7, 12, 13, 14, 15, 16, 17, 18, 20, 21, 22, 23, 24 and 25 shall survive and continue to have full effect.

21       FORCE MAJEURE

21.1 If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

21.2 Neither party shall be deemed to be in breach of these terms or otherwise be liable to the other, by reason of any delay in performance, non-performance, or any of its obligations hereunder to the extent that such delay or nonperformance is due to any Force Majeure of which it has notified he other party; and the time for performance of that obligation shall be extended accordingly.

21.3 If a condition of Force Majeure affecting a party shall continue for a period of 3 months or shall intermittently occur for 3 months in any period of 6 months, then the other party shall have the right to suspend the operation of this Agreement until the condition of Force Majeure shall have ceased or is unlikely to resume, or at its option, to terminate this Agreement forthwith.

22       NATURE OF AGREEMENT

22.1 Subject to any express agreement to the contrary, neither party may assign, mortgage, charge or dispose of any of its rights hereunder, or subcontract or otherwise delegate any of its rights and obligations under this Agreement without the prior written consent of the other (such consent not to be unreasonably withheld).

22.2 Save as expressly agreed, nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

22.3 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

22.4 Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

22.5 If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable the invalidity or unenforceability of such provisions shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

22.6 The waiver by either party of a breach or default of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the party of either party to exercise or avail itself of any right power or privilege that it has or may have hereunder operate as a waiver of any breach of default by the other party.

22.7 The provisions of this Agreement, and the rights and remedies of the other parties under this Agreement, are cumulative and are without prejudice and in addition to any rights or remedies a party may have at law or in equity; no exercise by a party of any one right or remedy under this Agreement, or at law or in equity, shall (save to the extent, if any, provided expressly in this Agreement, or at law or in equity) operate so as to hinder or prevent the exercise by it of any other such right or remedy.

23       DISPUTE RESOLUTION AND PROPER LAW

23.1 If any dispute is not resolved through negotiation the parties will attempt in good faith to resolve the dispute through an ADR Procedure. The Defendant shall be entitled to choose the country in which the ADR procedure shall take place.

23.2 This Agreement shall be governed by and construed in all respects in accordance with the Laws of England, and each party hereby submits to the exclusive jurisdiction of the court selected by the Defendant.

24       NOTICES AND SERVICE

24.1 Any notice or other information required or authorised by this Agreement to be given by either party to the other may be given by hand or sent (by first class prepaid post, telex, cable, facsimile transmission or comparable means of communication) to the other party at the addressed referred to in Clause 24.4.

24.2 Any notice or other information given by recorded post pursuant to Clause 24.4 which is not returned to the sender as undelivered shall be deemed to have been given on the second day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, prepaid, registered and posted, and that it has not been so returned to the sender, shall be sufficient evidence that such notice or information has been duly given.

24.3 Any notice or other information sent by telex, cable, facsimile transmission or comparable means of communication shall be deemed to have been duly sent on that date of transmission, provided that a confirming copy thereof is sent by first class prepaid post to the other party at the address referred to in Clause 24.4 within 24 hours after transmission. If notice is sent by fax or telex receipt of transmittal must be retained.

24.4 Service of any legal proceedings concerning or arising of this Agreement shall be effected by causing the same to be delivered to the Company Secretary of the party to be served at its principal place of business or its registered office, or to such other address as may from time to time be notified in writing by the party concerned.

25       NOTIFICATION

25.1 As soon as practicable after the execution of this Agreement the parties shall procure that:

         25.1.1 this Agreement is notified to the Commission of the European Communities in accordance with Regulation 17 of 1962 of the Council of the European Communities; and

         25.1.2 particulars of this Agreement are duly furnished to the Director General of Fair Trading in accordance with the provisions of the Restrictive Trade Practices Act 1976; and accordingly none of the provisions of this Agreement other than this provision shall come into force, and none of the parties shall give effect thereto, until the date after both such steps have been taken.

26       DATA

26.1 In return for the supply free of charge to the Distributor of all necessary data recovery equipment, know-how and training the Distributor shall pay to the Owner 100. of any revenue received by the Distributor for the sale of any data recovered from the BAIID Products.

26.2 Such payments shall be made every calendar quarter in arrears (the first quarter being January-March) and following receipt by the Distributor of such revenue sums as cleared funds.


AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

                                  SCHEDULE 1

                            PRODUCTS/SPECIFICATIONS
Products

SENS-0-LOCK 1000, 2000 and 3000 series.

Specification

National Highway Traffic Safety Administration Docket No. 91-07,
Notice 2, Federal Register Vol. 57, No. 67, April 7, 1992.


------------------------------------------------------------------
                                  SCHEDULE 2

                                   TERRITORY
  *      Austria
  *      Armenia
  *      Bulgaria
  *      Belgium
  *      Czechoslovakia
  *      Denmark
  *      Finland
  *      France
  *      Germany
  *      Gibraltar
  *      Greece
  *      Hungary
  *      Irish Republic
  *      Italy
  *      Liechtenstein
  *      Luxembourg
  *      Netherlands
  *      Poland
  *      Portugal
  *      Romania
  *      Russia
  *      Slovenia
  *      Spain
  *      Sweden
  *      Switzerland
  *      Turkey
  *      United Kingdom

  All EC territories listed above shall be subject to the exclusive appointment provisions and term provisions contained in Clauses 2 and 19 of the Agreement.

  All the * territories shall be subject to the exclusive appointment provisions in Clause 2 of the Agreement for a period of 12 months from the Effective Date. Should the Distributor be able to demonstrate on or before the expiry of such 12 month period (or a 6 month notice period of the appointment of an exclusive distributor to the relevant territory following the expiry of such 12 month period) that it has made or there is a reasonable prospect of it making material sales into those territories, then those territories shall be subject to the exclusive appointment provisions and term provisions contained in Clauses 2 and 19 of the Agreement as from the Effective Date.

  The exclusive appointment to the * territories shall continue until the proper expiry of a 6 month notice of the appointment of an exclusive distributor to the relevant territory or the term in Clause 19 of the Agreement (whichever is the earlier event).

-------------------------------------------------------------------------------

                                  SCHEDULE 3

                                  TRADE MARKS

Mark       Country          Number          Class         Goods for which reg'd
Sens-O-Lock

                                  SCHEDULE 4
                                    PRICES


The following pricing shall be operative with regard to the Sens-O-Lock series #1000, 2000 and 3000 with respect to the attached exclusive distributor agreement:

The following prices are exworks (to the carrier from the manufacturers facility).

The assumption utilized in the pricing shall be that a full container can accommodate 6000 to 7000 Sens-O-Lock devices together with packing and packaging and shall be packed accordingly.

The pricing discounts will increase with the number of containers shipped to the distributor in accordance with the following schedule:

All individual units shall be sold at $250 USD plus shipping.

1 to 4 containers 5% discount (or $12.50 USD) $237.50 USD per unit (Sens-O-Lock device).

5 to 9 containers 8% discount (or $20.00 USD) $230.00 USD per unit (Sens-O-Lock device).

10 or more containers 10% discount (or $25.00 USD) = $225.00 USD per unit (Sens-O-Lock device).

Any partial containers ordered will be billed out at the discount prevailing for that entire shipment (order).

-------------------------------------------------------------------------------

                                  SCHEDULE 5

             NATIONAL HIGHWAY TRAFFIC SAFETY ADMINISTRATION DOCKET

                                  SCHEDULE 6

                             DISTRIBUTOR EQUIPMENT

The Sens-O-Lock Installation support package consists of the following:

A.       P.C.     COMPUTER SYSTEM (IBM COMPATIBLE) CONSISTING OF:

         1      - 386 DX-33 PC System
         2      - 4 MB RAM Memory
         3      - 1.44 MB (3 1/211) Floppy Disk Drive
         4      - 130 MB Hard Disk Drive
         5      - Serial/Parallel Ports
         6      - VGA 640 x 480 Monitor & Display Card
         7      - 120 MB Tape Back-Up Drive
         8      - Modem 9600
         9      - Mouse or Track-Ball (Microsoft Compatible)
         10     - 101-Keyboard (Enhanced)
         11     - Printer, Dot Matrix
         12     - Uninterruptable Power Supply (220/11OV/60 Hz)
         13     - Power Auto-On Switch
         14     - Noise and Surge Power Protector Plug Strip
         15     - Interconnecting Cables


B.       SOFTWARE

         1      - MS Dos 5.0
         2      - A.S.I. Proprietary Software TM (Sens-O-Lock) BAIID
         3      - A.S.I. Systems Support Software Series)


C.       EQUIPMENT

         1      - Alcohol Breath Simulator
         2      - Tamper Proof Tools


D.       DOCUMENTS

         1      - Installation Instructions
         2      - Operation Instructions

--------------------------------------------------------------------------------
                                  SCHEDULE 7
                                PURCHASE ORDER





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SIGNED for and on behalf of Alcohol Sensors International, Ltd.:


Signed...............................................

Printed Name.........................................

Title................................................




SIGNED for and on behalf of
Digital Vehicle Security Systems
Limited


Signed...............................................

Printed Name.........................................

Title................................................

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